UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On July 24, 2006, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended July 1, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net loss and non-GAAP, or pro forma, loss per share. Management uses non-GAAP net loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: July 24, 2006

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated July 24, 2006

ANADIGICS REPORTS RESULTS FOR SECOND QUARTER 2006

Net Sales of $40.2 million, up approximately 68% from year ago Quarter
Loss Per Share of $0.06 on GAAP basis and $0.02 on a Pro Forma basis

Warren, NJ - July 24, 2006 - ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported second quarter 2006 net sales of $40.2 million, an increase of 12.6% compared with net sales of $35.7 million in the prior quarter, and an increase of approximately 68% compared to net sales of $23.9 million in the year ago quarter.

Net loss calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP") for the quarter was $2.8 million, or $0.06 per share, compared with a GAAP net loss of $4.6 million, or $0.12 per share, in the prior quarter, and a GAAP net loss of $9.1 million, or $0.27 per share, in the year ago quarter. Pro forma net loss for the quarter, excluding non-cash stock compensation expense, was $1.0 million or $0.02 per share.

As of July 1, 2006, cash and short and long-term marketable securities totaled $128.9 million compared with $134.5 million as of April 1, 2006.

"I am extremely pleased with our outstanding second quarter performance, which included exceeding our prior revenue guidance and represents an achievement of delivering five consecutive quarters of revenue growth for the company" said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. “We expect our revenue momentum and operating leverage to continue as a result of our strong positioning in existing growth markets including third-generation (3G) cell phones, Wi-Fi, and Tuner ICs.”

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net loss and non-GAAP, or pro forma, loss per share. Management uses non-GAAP net loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net loss and non-GAAP loss per share, respectively, are included at the end of this press release.

Outlook for the Third Quarter 2006

Net Sales for the third quarter of 2006 is estimated to increase sequentially by approximately 7% - 9% and approximately 50% over the year ago quarter. Net loss per share on a GAAP basis for the third quarter of 2006 is expected to approximate $0.04 per share. However, on a Pro forma basis, we expect to generate net earnings of approximately $0.01 per share.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

Recent Highlights

July 11, 2006 - ANADIGICS Supplies 3G Power Amplifiers to ZTE
June 26, 2006 - ANADIGICS' Dual-Band CDMA Power Amplifiers Enable LG Electronics' VX8300 EV-DO Handset
June 20, 2006 - ANADIGICS Joins Russell 3000 Index

Conference Call

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-1247 (available until July 31).

ANADIGICS, Inc. (Nasdaq: ANAD) is a leading provider of radio frequency integrated circuits and radio frequency front end solutions in the rapidly growing wireless handset and broadband communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters and other components, which can be sold individually or packaged as integrated RF modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended		Six months ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Net sales	$40,215	$23,943	$75,936	$45,716
Cost of sales	28,940	19,511	55,224	38,763
Gross profit	11,275	4,432	20,712	6,953
Research and development expenses	8,498	7,374	16,657	15,236
Selling and administrative expenses	5,869	5,506	11,362	11,058
Restructuring and other charges	-	-	-	(120)
Operating loss	(3,092)	(8,448)	(7,307)	(19,221)
Interest income	1,571	599	2,437	1,176
Interest expense	(1,287)	(1,249)	(2,575)	(2,498)
Other income	21	9	21	3
Net loss	$(2,787)	$(9,089)	$(7,424)	$(20,540)

Basic and diluted net loss per share	$(0.06)	$(0.27)	$(0.18)	$(0.61)

Weighted average common and
dilutive securities outstanding	47,198	34,057	42,184	33,780

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net loss	$(2,787)	$(9,089)	$(7,424)	$(20,540)
Less Stock compensation expense
Cost of sales	387	174	696	309
Research and development	701	359	1,272	642
Selling, general and administrative	691	251	1,260	480
Pro forma net loss	$(1,008)	$(8,305)	$(4,196)	$(19,109)

Pro forma basic and diluted net loss per share	$(0.02)	$(0.24)	$(0.10)	$(0.57)

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	July 1, 2006		December 31, 2005
Assets	(Unaudited	)

Current assets:
Cash and cash equivalents	$15,183		$11,891
Marketable securities	111,685		70,364
Accounts receivable	22,775		18,755
Inventory	20,272		16,009
Prepaid expenses and other current assets	3,791		2,188
Total current assets	173,706		119,207

Marketable securities	1,983		4,102

Plant and equipment, net	37,456		36,307

Goodwill and other intangibles, net of amortization	5,977		6,044
Other assets	1,721		2,613
	$220,843		$168,273

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$17,049		$15,519
Accrued liabilities	4,918		4,672
Accrued restructuring costs	9		40
Current portion of long-term debt	46,700		46,700
Capital lease obligations	301		269
Total current liabilities	68,977		67,200

Other long-term liabilities	3,261		3,175
Long-term debt	38,000		38,000
Long-term capital lease obligations	1,616		1,763

Stockholders’ equity	108,989		58,135
	$220,843		$168,273

The condensed balance sheet at December 31, 2005 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.